UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 14, 2008
(August 11, 2008)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2008, the board of directors of PNM Resources, Inc. (“PNM Resources” or the “Company”) changed the title of Patricia K. Collawn from Utilities President to President and Chief Operating Officer.  In addition, Jeffry E. Sterba’s title was changed from Chairman, President and Chief Executive Officer to Chairman and Chief Executive Officer.

Ms. Collawn’s compensation arrangements are unchanged from those previously disclosed in the Company’s 2008 proxy statement.  As previously disclosed in a Current Report on Form 8-K filed June 4. 2007, Ms. Collawn joined PNM Resources in June 2007 as Utilities President responsible for the utility operations of Public Service Company of New Mexico and Texas-New Mexico Power Company.  Prior to joining the Company, beginning in October 2005, Ms. Collawn served as the President and Chief Executive Officer of Public Service Company of Colorado, a utility subsidiary of Xcel Energy, Inc.  She also served as Xcel Energy’s President, Customer and Field Operations from July 2003 to October 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: August 14, 2008	/s/ Thomas G. Sategna
Thomas G. Sategna Vice President and Corporate Controller (Officer duly authorized to sign this report)